Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CKX, Inc. (formerly Sports Entertainment Enterprises, Inc.)
New York, New York

We hereby consent to the use in this Amendment No. 3 to Registration Statement No. 333-123995 of our report dated March 25, 2005, relating to the financial statements of CKX, Inc (formerly Sports Entertainment Enterprises, Inc.) appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

PIERCY BOWLER TAYLOR & KERN

/s/ Piercy Bowler Taylor & Kern
Las Vegas, Nevada

June 20, 2005